Exhibit 99.1

PRESS RELEASE

Star Maritime Acquisition Corp.
103 Foulk Road
Wilmington, Delaware 19803

FOR IMMEDIATE RELEASE
January 17, 2007

STAR MARITIME ACQUISITION CORP. AGREES TO ACQUIRE EIGHT DRYBULK CARRIERS FROM TMT CO., LTD.

New York, New York, January 17, 2007--Star Maritime Acquisition Corp. (AMEX:SEA) ("Star Maritime") today announced that on January 12, 2007 it agreed to purchase, through its newly-formed, wholly-owned subsidiary Star Bulk Carriers Corp., a Marshall Islands corporation ("Star Bulk"), eight drybulk carriers from wholly-owned subsidiary affiliates of TMT Co., Ltd., a Taiwan corporation ("TMT"), pursuant to separate definitive agreements.

The aggregate asset purchase price for the vessels is $345.2 million, consisting of $120.7 million payable in 12,537,645 shares of common stock of Star Bulk and $224.5 million payable in cash from Star Maritime's trust fund and borrowings under a to-be-negotiated credit facility. Additionally, TMT will be eligible to earn an additional 803,481 shares of Star Bulk's common stock in each of the fiscal years ending on December 31, 2007 and 2008 (up to a total of 1,606,962 shares) based on the achievement of certain revenue hurdles associated with the purchased vessels. Following the completion of this transaction, without giving effect to the additional shares earnable, TMT and its affiliates are expected to own approximately 30% of Star Bulk's outstanding common shares.

Upon the delivery of the vessels from TMT, Star Bulk's fleet will be comprised of two Capesize, one Panamax and five Supramax drybulk carriers. These drybulk carriers transport a variety of drybulk cargoes such as coal, iron ore and grain. The vessels have a combined cargo-carrying capacity of 691,213 deadweight tons and an average age of approximately 10 years.

Mr. Nobu Su, Chief Executive Officer of TMT, and Mr. Petros Pappas, a director of Star Maritime, have agreed to serve as non-executive Co-Chairmen of Star Bulk. Mr. Prokopios (Akis) Tsirigakis will serve as Star Bulk's Chief Executive Officer and President and Mr. George Syllantavos as the Chief Financial Officer. Concurrently with the acquisition of the vessels, it is proposed that Star Maritime will consummate a merger with Star Bulk in which Star Bulk will be the surviving entity domiciled in the Marshall Islands. This acquisition and the merger are subject to the approval of Star Maritime's stockholders.

"We are pleased to bring this significant asset acquisition to our stockholders," said Mr. Prokopios (Akis) Tsirigakis, Chairman of the Board, Chief Executive Officer and President of Star Maritime. "We believe that this transaction combines the rich traditions of Asian and Greek shipping and that we will be well positioned to become a significant player in the fragmented drybulk shipping sector."

Star Maritime will file contemporaneously with this press release a report on Form 8-K with additional information concerning the acquisition.

In connection with the acquisition, Maxim Group LLC and Cantor Fitzgerald & Co. are acting as financial advisors to Star Maritime.

About Star Maritime

Star Maritime is a blank check company that was formed for the specific purpose of consummating a business combination. Star Maritime raised net proceeds of approximately $189.0 million through its initial public offering consummated in December 2005 and has dedicated its time since the initial public offering to seeking and evaluating business combination opportunities.

About TMT

TMT is a diversified Taiwanese shipping company with approximately 50 years of experience in the shipping industry. TMT owns and/or operates vessels in several shipping sectors, including crude oil tankers, drybulk carriers, LNG carriers and offshore drilling platforms.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from results expressed or implied by this press release. Actual results may differ due to factors such as material adverse events affecting either the Company, Star Bulk or TMT or the ability of either the Company, Star Bulk or TMT to satisfy the conditions to completion of the business combination. The Company and Star Bulk undertake no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Important Notices

STAR MARITIME ACQUISITION CORP. (THE "COMPANY") AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF THE COMPANY'S STOCKHOLDERS TO BE HELD TO APPROVE THE TRANSACTION DESCRIBED IN THIS PRESS RELEASE. STOCKHOLDERS OF THE COMPANY AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE COMPANY'S PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE COMPANY'S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THESE PROXY STATEMENTS WILL CONTAIN IMPORTANT INFORMATION.

SUCH PERSONS ARE ALSO ADVISED TO READ THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, FILED ON MARCH 31, 2006, FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF THE COMPANY'S OFFICERS AND DIRECTORS AND THEIR RESPECTIVE INTERESTS SHOULD THE BUSINESS COMBINATION BE CONSUMMATED.

THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE BUSINESS COMBINATION. STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT, WITHOUT CHARGE, BY DIRECTING A REQUEST TO:

                         STAR MARITIME ACQUISITION CORP.
                                 103 FOULK ROAD
                           WILMINGTON, DELAWARE 19803
                         ATTENTION: CORPORATE SECRETARY

THE PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT, ONCE AVAILABLE, AND THE ANNUAL REPORT ON FORM 10-K CAN ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION'S INTERNET SITE AT HTTP://WWW.SEC.GOV.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of such jurisdiction.

Contact:

Investor Relations / Financial Media:
Nicolas Bornozis
President
Capital Link, Inc.
230 Park Avenue, Suite 1536
New York, NY 10169
Tel. (212) 661-7566
E-mail: nbornozis@capitallink.com
www.capitallink.com